Exhibit 10.02

AGREEMENT AND GENERAL RELEASE

This Agreement and General Release (“Agreement”) is entered into by and between Under Armour, Inc. (the “Company”) and David McCreight (“Employee”) to resolve any and all disputes concerning the Employee’s employment with the Company and the Employee’s separation from employment. The Effective Date of this Agreement is the eighth day after the Employee signs it, on the condition that the Employee does not revoke it, as described below.

In exchange for the consideration and mutual promises set forth herein, the parties do hereby agree as follows:

1.    Separation Date and Consideration. The Company and Employee hereby agree that Employee’s employment will end on August 20, 2010 (the “Separation Date”).

The parties agree that they shall treat the Separation Date as the date on which the Employee resigned the Employee’s employment with the Company. On the Separation Date (and not prior to that date) the Employee agrees to sign the General Release Agreement attached as Exhibit A. The parties acknowledge that the General Release Agreement provides the Company with a release for any claims or actions that may arise between the Effective Date of this Agreement and the Employee’s Separation Date. On the condition that the Employee adheres to the Employee’s obligations in this Agreement, the Employee Confidentiality, Non-Competition, and Non-Solicitation Agreement by and between Employee and the Company dated June 25, 2008, attached hereto as Exhibit B and incorporated herein by reference (the “Non-Competition Agreement”), and on the further condition that the Employee enters into the attached General Release Agreement and does not revoke it, the Company agrees to do the following after the effective date of the attached General Release Agreement:

A.	Consistent with Section 6 of the Non-Competition Agreement, the Company will pay Employee the equivalent of 52 weeks’ salary, beginning the first regular pay period after the effective date of the attached General Release Agreement, and this will be paid out in accordance with the Company’s regular pay schedule (“Severance Pay”). Such Severance Pay will be net of all required applicable withholdings and will not be offset by the amount of any salary received by Employee during such period from employment in any capacity with an entity that is not a Competitor Business as that term is defined in Section 3(a) of the Non-Competition Agreement. As a result, the last two sentences of Section 3 of the Non-Competition Agreement shall no longer apply or have any force or effect.

B.	The Company will not contest unemployment compensation should Employee choose to file for it.

2.    No Additional Payments or Benefits. Employee acknowledges and agrees that the Employee will receive no additional payments or benefits other than as set forth herein or as required by law. The parties acknowledge that all outstanding equity awards held by the Employee shall be governed by the terms of such awards, with 25% of the Employee’s restricted stock award dated July 24, 2008 scheduled to vest on August 15, 2010 and all other unvested equity awards to be forfeited as of the Separation Date. Nothing in this Agreement shall affect

Employee’s rights or the Company’s obligations under the restricted stock award dated July 24, 2008.

3.    Release. In exchange for the promises herein which Employee acknowledges as good and valuable consideration, and except as provided in paragraph 4, Employee releases and discharges the Company and its past, present and future parents, divisions, subsidiaries, affiliates, predecessors, successors and assigns, and their past, present, and future officers, directors, members, partners, attorneys, employees, independent contractors, agents, clients, and representatives (“Released Parties”) from any and all actions, causes of action, debts, dues, claims and demands of every name and nature, without limitation, at law, in equity, or administrative, against the Released Parties which the Employee may have had, now has, or may have, by reason of any matter or thing arising up to the Effective Date of this Agreement, including the ending of the Employee’s employment. Those claims and causes of action from which Employee releases the Released Parties include, but are not limited to, any known or unknown claim or action sounding in tort, contract, and discrimination of any kind, and/or any cause of action arising under federal, state or local statute or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (including the Older Worker Benefit Protection Act), as amended, the Americans With Disabilities Act, as amended, the Family and Medical Leave Act, as amended, The Employee Retirement Income Security Act, as amended, the Equal Pay Act, as amended, Section 1981 of the Civil Rights Act of 1866, as amended, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, Article 49B of the Maryland Code, as amended, and any other employee-protective law of any jurisdiction that may apply, and/or any claim for attorneys’ fees or costs, whether presently accrued, accruing to, or to accrue to Employee on account of, arising out of, or in any way connected with any acts or activities by Employee or the Released Parties arising up to the Effective Date of this Agreement. Employee expressly acknowledges that no claim or cause of action against the Released Parties from the beginning of time to the Effective Date of this Agreement (other than as provided in paragraph 4) shall be deemed to be outside the scope of this Agreement whether mentioned herein or not. Notwithstanding the foregoing, nothing in this release shall discharge or release any rights or benefits Employee might otherwise have (a) to indemnification from the Company arising from claims or liabilities asserted against Employee as a consequence of Employee’s service as an officer or employee of the Company, (b) arising under any directors and officers liability insurance maintained by the Company at any time or (c) arising in connection with any of Employee’s rights under this Agreement.

4.    Rights and Claims Preserved. Nothing in this Agreement prevents Employee from filing a charge with the United States Equal Employment Opportunity Commission (“EEOC”) or from cooperating with the EEOC; however, Employee understands and agrees that the Employee shall not accept, and shall not be entitled to retain, any compensation or other relief recovered by the EEOC on the Employee’s behalf as a result of such charge with respect to any matter covered by this Agreement. Nothing in this Agreement prevents Employee from filing a lawsuit challenging the validity of the Employee’s waiver of federal age discrimination claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.

5.    OWBPA. The release in paragraph 3 of this Agreement includes a waiver of claims against the Released Parties under the Age Discrimination in Employment Act (“ADEA”)

and the Older Workers Benefit Protection Act (“OWBPA”). Therefore, pursuant to the requirements of the ADEA and the OWBPA, Employee specifically acknowledges the following:

(a)    that the Employee is and has been advised to consult with an attorney of the Employee’s choosing concerning this Agreement;

(b)    that this Agreement is written in a manner the Employee understands;

(c)    that the consideration set forth in paragraph 1 of this Agreement is adequate and sufficient for the Employee entering into this Agreement and consists of benefits to which the Employee is not otherwise entitled;

(d)    that the Employee has been afforded twenty-one (21) days to consider this Agreement before signing it (although the Employee may sign it at any time prior to those 21 days) and that any changes to this Agreement subsequently agreed upon by the parties, whether material or immaterial, do not restart this period for consideration; and

(e)    that the Employee has been advised that during the seven (7) day period after the Employee signs the Agreement, the Employee may revoke the Employee’s acceptance of this Agreement by delivering written notice to Cynthia Raposo, VP, Legal, and that this Agreement shall not become effective or enforceable until after the revocation period has expired.

6.    No Admission of Wrongdoing and Non-Disclosure. Neither the Company nor Employee admit any wrongdoing of any kind, and both agree that neither they nor anyone acting on their behalf will disclose this Agreement, or its terms and conditions, except that the parties may make disclosures required by law or legal process and may disclose this Agreement to their attorneys, accountants and/or financial advisors as necessary to prepare tax returns or other filings required by law.

7.    Non-Disparagement; Reference. Employee agrees that the Employee will not disparage any of the Released Parties or make or publish any communication that reflects adversely upon any of them. The Company agrees that none of its officers shall disparage the Employee or make or publish any communication that reflects adversely upon the Employee. Employee and the Company shall mutually agree on the substance of any employment references regarding Employee and his termination of employment.

8.    No Filing of Claims. Employee represents that the Employee has not filed, and to the maximum extent permitted by law and except as provided in paragraph 4, agrees that the Employee will not file, any charge, complaint, lawsuit or claim (collectively, “Claim”) with any administrative agency or federal, state or local court (collectively, “Agency”) related in any way to the Employee’s employment or the separation of the Employee’s employment with the Company. Employee further agrees that the Employee will not accept, and will not be entitled to retain, any judgment, award, settlement or other payment or other relief resulting from, or related to, any Claim filed with any Agency related in any way to the Employee’s employment or the termination of the Employee’s employment with the Company.

9.    No Voluntary Cooperation. Except as provided in paragraph 4, and/or unless required to do so by court order, subpoena, and except to the extent required by law, Employee agrees that the Employee will not (i) voluntarily make statements, take action, or give testimony adverse or detrimental to the interests of the Company; or (ii) aid or assist in any manner the efforts of any third party to sue or prosecute a claim against the Company. Should Employee ever be required to give testimony concerning any matter related to the Employee’s employment with the Company, Employee agrees that the Employee will provide notice of such compulsory process to Cynthia Raposo, VP, Legal, within two (2) business days of its receipt so that the Company may take appropriate measures to quash or otherwise defend its interests.

10.    Return of Company Property. Employee agrees that, as a condition precedent to receiving any payment under this Agreement, the Employee will by the Separation Date return all property belonging to the Company, including, but not limited to, corporate credit cards; keys and access cards; documents; tapes; cell phones; computers, laptops, BlackBerry and other computer equipment and software; and any and all confidential and proprietary information. Employee’s access to the Company’s property and facilities will end immediately upon the Separation Date. Employee agrees to delete any and all Confidential Information (as defined in the Non-Competition Agreement) from any computer, PDA, cell phone, or other device in the Employee’s possession or control.

11.    Confidentiality, Non-Competition and Non-Solicitation. Employee acknowledges and agrees that the Employee remains bound by the Employee’s continuing obligations to the Company as set forth in the Non-Competition Agreement, including with respect to confidentiality, non-competition and non-solicitation. The Company hereby gives notice to the Employee that the Non-Competition Period set forth in Section 3 of the Non-Competition Agreement will begin on August 20, 2010 and end on August 20, 2011. Employee acknowledges and agrees that the consideration and promises made by the Company in paragraph 1 of this Agreement fully satisfy all of the Company’s payment obligations during the Non-Competition Period, as set forth in Section 3 of the Non-Competition Agreement.

12.    Cooperation with the Company after Separation. Employee agrees that after the Separation Date, the Employee shall provide such assistance to the Company as it may reasonably request upon reasonable advance notice in regard to business and transition matters, including any pending litigation or other legal matters in which Employee may be involved currently or in which Employee may be involved in the future as a result of or arising out of his employment with Company, including the review and execution of such truthful affidavits or written statements as may be prepared by Company. Company shall reimburse Employee for Employee’s reasonable out-of-pocket expenses incurred in connection with any such assistance provided such expenses are approved by Company in writing before they are incurred.

13.    Return of Consideration in Event of Breach. Employee agrees that receipt of any consideration and all payments under this Agreement is contingent on the Employee’s full compliance with its terms and conditions. Should Employee breach any provision of this Agreement or the General Release Agreement that the Employee will enter into at a later date, including but not limited to filing a lawsuit based upon any claim covered by this Agreement (but excluding a lawsuit covered by paragraph 4 of this Agreement), Employee shall immediately return to the Company any payments received pursuant to paragraph 1 and the Company shall no longer be obligated to pay Employee any further payments pursuant to paragraph 1 otherwise due.

14.    Attorneys Fees and Jury Waiver. The prevailing party in any action seeking to enforce this Agreement (except for a lawsuit covered by paragraph 4 of this Agreement), will have all its costs and attorneys’ fees paid by the party found to have breached. Employee and the Company hereby waive trial by jury as to any and all litigation arising out of and/or relating to this Agreement.

15.    Certification of Understanding and Competence. Employee acknowledges and agrees (a) that the Employee has read this Agreement in its entirety; (b) that the Employee is competent to understand, and does understand, the content and effect of this Agreement; (c) that by entering into this Agreement, the Employee is releasing forever the Released Parties from any claim or liability (including claims for attorney’s fees and costs) arising from the Employee’s employment with the Company; (d) that the Employee is giving up potential legal and/or administrative claims; (e) that the Employee is entering into this Agreement of the Employee’s own free will in exchange for the consideration herein, which the Employee agrees is adequate and satisfactory; and (f) that neither the Company nor the Released Parties have made any representations to the Employee concerning the terms or effect of this Agreement, other than those contained in the Agreement.

16.    No Other Understandings. This Agreement, consisting of five (5) pages plus Exhibits A and B, constitutes the entire Agreement between the parties, and is binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, personal or legal representatives, successors and/or assigns. This Agreement may be amended only by a written agreement signed by the Company and Employee. This Agreement may be executed in counterparts, including facsimile, PDF, or photocopy counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement.

17.    Headings. The headings in this Agreement are for convenience only and are not to be considered a construction of the provisions hereof.

18.    Severability and Governing Law. If any provision of this Agreement is found to be invalid, unenforceable or void for any reason, such provision shall be severed from the Agreement and shall not affect the validity or enforceability of the remaining provisions. This Agreement shall be interpreted, enforced and governed by the laws of the State of Maryland.

Dated:	7/12/10	/s/ David McCreight
David McCreight

Dated:	7/12/10	/s/ John Stanton
John Stanton
Vice President, Corporate Governance and Compliance
Under Armour, Inc.

EXHIBIT A

THIS EXHIBIT MAY NOT BE SIGNED UNTIL THE

EMPLOYEE’S DATE OF SEPARATION

General Release Agreement

This General Release Agreement (“Agreement”) is entered into by and between Under Armour, Inc. (“Company”) and David McCreight (“Employee”) to resolve any and all disputes concerning the Employee’s employment with the Company and the Employee’s separation from employment, as described herein. Accordingly, in exchange for the consideration and mutual promises set forth herein, the parties agree as follows:

1.    The parties acknowledge that the Employee’s employment has ended. The parties previously entered into a confidential Agreement and General Release (“Prior Release Agreement”) that provides for certain separation benefits to be made available to Employee after the date on which the Employee’s employment with the Company ends, on the condition that the Employee complies with the Employee’s obligations under the Prior Release Agreement and enters into this Agreement and does not revoke it. The parties agree that the Effective Date of this Agreement is the eighth day after the Employee signs it, on the condition that it is not revoked by the Employee as described below.

2.    In exchange for the release and other commitments made to the Company by the Employee in this Agreement, the Company agrees to provide the Employee with the consideration that is described in the Prior Release Agreement, subject to the terms and conditions of the Prior Release Agreement. Employee acknowledges and agrees that the Employee will receive no additional payments or benefits other than as set forth in that agreement, or as required by law.

3.    In exchange for the Company’s commitments to the Employee as described in the Prior Release Agreement, which Employee acknowledges as good and valuable consideration, and except as provided in paragraph 4, Employee releases and discharges the Company and its past, present and future parents, divisions, subsidiaries, affiliates, predecessors, successors and assigns, and their past, present, and future officers, directors, members, partners, attorneys, employees, independent contractors, agents, clients, and representatives (“Released Parties”) from any and all actions, causes of action, debts, dues, claims and demands of every name and nature, without limitation, at law, in equity, or administrative, against the Released Parties which the Employee may have had, now has, or may have, by reason of any matter or thing arising up to the Effective Date of this Agreement, including the ending of the Employee’s employment. Those claims and causes of action from which Employee releases the Released Parties include, but are not limited to, any known or unknown claim or action sounding in tort, contract, and discrimination of any kind, and/or any cause of action arising under federal, state or local statute or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act), as amended, the Americans With Disabilities Act, as amended, the Family and Medical Leave Act, as amended, The Employee Retirement Income Security Act, as amended, the Equal

Pay Act, as amended, Section 1981 of the Civil Rights Act of 1866, as amended, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, Article 49B of the Maryland Code, as amended, and any other employee-protective law of any jurisdiction that may apply, and/or any claim for attorneys’ fees or costs, whether presently accrued, accruing to, or to accrue to Employee on account of, arising out of, or in any way connected with any acts or activities by Employee or the Released Parties arising up to the Effective Date of this Agreement. Employee expressly acknowledges that no claim or cause of action against the Released Parties from the beginning of time to the Effective Date of this Agreement (other than as provided in paragraph 4) shall be deemed to be outside the scope of this Agreement whether mentioned herein or not. Notwithstanding the foregoing, nothing in this release shall discharge or release any rights or benefits Employee might otherwise have (a) to indemnification from the Company arising from claims or liabilities asserted against Employee as a consequence of Employee’s service as an officer or employee of the Company, (b) arising under any directors and officers liability insurance maintained by the Company at any time or (c) arising in connection with any of Employee’s rights under this Agreement.

4.    Nothing in this Agreement prevents Employee from filing a charge with the United States Equal Employment Opportunity Commission (“EEOC”) or from cooperating with the EEOC; however, Employee understands and agrees that the Employee shall not accept, and shall not be entitled to retain, any compensation or other relief recovered by the EEOC on the Employee’s behalf as a result of such charge with respect to any matter covered by this Agreement. Nothing in this Agreement prevents Employee from filing a lawsuit challenging the validity of the Employee’s waiver of federal age discrimination claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.

5.    The release in this Agreement includes a waiver of claims against the Released Parties under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act (“OWBPA”). Therefore, pursuant to the requirements of the ADEA and the OWBPA, Employee specifically acknowledges the following:

(a)    that the employee is and has been advised to consult with an attorney of the Employee’s choosing concerning this Agreement;

(b)    that this Agreement is written in a manner that the Employee understands;

(c)    that the consideration to be provided to the Employee is adequate and sufficient and that it consists of benefits to which the Employee is not otherwise entitled;

(d)    that the Employee has been afforded twenty-one (21) days to consider this Agreement before signing it and that the Employee may not sign it prior to the Employee’s last day of employment with the Company, (although the employee may sign it at any time prior to those 21 days) and that any changes to this Agreement subsequently agreed upon by the parties, whether material or immaterial, do not restart this period for consideration; and

(e)    that the employee has been advised that during the seven (7) day period after the Employee signs the Agreement, the Employee may revoke it by delivering written notice to Cynthia Raposo, VP, Legal, and that this Agreement shall not become effective or enforceable until after the revocation period has expired.

6.    Neither the Company nor Employee admit any wrongdoing of any kind, and both agree that neither they nor anyone acting on their behalf will disclose this Agreement, or its terms and conditions, except that the parties may make disclosures required by law or legal process and may disclose this Agreement to their attorneys, accountants and/or financial advisors as necessary to prepare tax returns or other filings required by law.

7.    Employee represents that the Employee has not filed, and to the maximum extent permitted by law and except as provided in paragraph 4, agrees that the Employee will not file, any charge, complaint, lawsuit or claim (collectively, “Claim”) with any administrative agency or federal, state or local court (collectively, “Agency”) related in any way to the Employee’s employment or the separation of the Employee’s employment with the Company. Employee further agrees that the Employee will not accept, and will not be entitled to retain, any judgment, award, settlement or other payment or other relief resulting from, or related to, any Claim filed with any Agency related in any way to the Employee’s employment or the termination of the Employee’s employment with the Company.

8.    The prevailing party in any action seeking to enforce this Agreement (except for a lawsuit covered by paragraph 4 of this Agreement), will have all its costs and attorneys’ fees paid by the party found to have breached. Employee and the Company hereby waive trial by jury as to any and all litigation arising out of and/or relating to this Agreement.

9.    Employee acknowledges and agrees (a) that the Employee has read this Agreement in its entirety; (b) that the Employee is competent to understand, and does understand, the content and effect of this Agreement; (c) that by entering into this Agreement, the Employee is releasing forever the Released Parties from any claim or liability (including claims for attorney’s fees and costs) arising from the Employee’s employment with the Company; (d) that the Employee is giving up potential legal and/or administrative claims; (e) that the Employee is entering into this Agreement of the Employee’s own free will in exchange for the consideration herein, which the Employee agrees is adequate and satisfactory; and (f) that neither the Company nor the Released Parties have made any representations to the Employee concerning the terms or effect of this Agreement, other than those contained in this Agreement.

10.    This Agreement constitutes the entire Agreement between the parties, and is binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, personal or legal representatives, successors and/or assigns. This Agreement may be amended only by a written agreement signed by the Company and the Employee. This Agreement may be executed in counterparts, including facsimile, PDF, or photocopy counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement.

11.    If any provision of this Agreement is found to be invalid, unenforceable or void for any reason, such provision shall be severed from the Agreement and shall not affect the validity or enforceability of the remaining provisions. This Agreement shall be interpreted, enforced and governed by the laws of the State of Maryland.

Dated:
David McCreight

Dated:
John Stanton
Vice President, Corporate Governance and Compliance
Under Armour, Inc.